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                                                                     EXHIBIT 5.1
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                [Letterhead of Wachtell, Lipton, Rosen & Katz]



February 17, 1998

GreenPoint Financial Corp.
90 Park Avenue
New York, New York  10016

RE:  Registration Statement on Form S-4
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Ladies and Gentlemen:

     We have acted as special counsel to GreenPoint Financial Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 (as it may be amended from time-to-time, the "Registration Statement") relating to the up to 13,010,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share, to be issued by the Company in connection with the merger of a wholly-owned subsidiary of the Company with and into Headlands Mortgage Company ("Headlands"), with Headlands, as the surviving corporation in such merger, becoming a wholly-owned subsidiary of the Company as a result thereof.

     In rendering this opinion, we have examined such corporate records and other documents, and have reviewed such matters of law, as we have deemed necessary or appropriate. Based on the foregoing, we are of the opinion that the Shares are legally authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Shares have been issued and paid for upon the terms and conditions set forth in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to be named in the Registration Statement and in the related Proxy Statement-Prospectus contained therein as the attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as
Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                           Very truly yours,


                                           /s/ Wachtell, Lipton, Rosen & Katz


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